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                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           INTERACTIVE OBJECTS, INC.
                         COMMON STOCK PURCHASE WARRANT

DATE OF ISSUANCE:  _______, 1998                NUMBER OF SHARES: ______ SHARES

     Interactive Objects, Inc., a Washington corporation (the "Company"), for value received, hereby certifies that ____________________, or its registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and for a period of two (2) years from the date set forth above, up to ________________ shares of Company common stock, $.01 par value per share (the "Common Stock"), at a purchase price of $____ (U.S.) per share. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

     1. EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

     2.   ADJUSTMENTS.

          (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

     3. TRANSFERS. Each Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable blue sky or state securities

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law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear an appropriate securities legend.

     4. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the date two (2) years after the date hereof.

     5. MAILING OF NOTICES. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

     6. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

     7. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall round the number of shares of Common Stock to be issued to the nearest whole number of shares.

     8. MERGER, CONSOLIDATION OR OTHER REORGANIZATION. In case of any merger, consolidation or other reorganization of the Company into or with any other corporation or other business entity, then each underlying share of Common Stock originally purchasable by exercise of this Warrant immediately prior to such merger, consolidation or other reorganization shall upon exercise of this Warrant be replaced for the purposes hereof by the stock or other securities issuable or distributable in respect of each share of stock of the Company upon such merger, consolidation or other reorganization.

     9.   REGISTRATION RIGHTS; INDEMNIFICATION.

          (a) The Company covenants and agrees that the Company will undertake, within 120 days after the date hereof, to file a registration statement (on Form SB-2 or such similar form) with the U.S. Securities and Exchange Commission covering the resale of all of the shares of Common Stock underlying this Warrant. The Company will use its best efforts to cause such registration statement to become effective as soon as possible thereafter. In addition, the Holder shall be entitled to certain piggyback registration rights with regard to the shares, subject to customary underwriter cutbacks, if any, and shall terminate upon the effectiveness of the registration statement described in the first sentence of this Section. The Holder agrees to furnish to the Company such reasonable information regarding itself, the Warrant and shares held, and the intended method of disposition of such shares as shall be required to effect the registration of such shares. This Section 9(a) shall terminate on the first anniversary of the date of this Warrant Agreement.

          (b) Holder shall indemnify and hold the Company harmless for any liability, claim or loss arising out of any untrue statement of a material fact or omission of a material fact contained in any such registration statement necessary to make the statements not misleading, to the extent that such liability, claim or loss occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. In addition, the Company shall indemnify and hold Holder harmless for any liability, claim or loss arising out of any untrue statement of a material fact or omission of a material fact contained in any such registration statement necessary to make the statements not misleading, except to the extent that such liability, claim or loss occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration.

     10. MISCELLANEOUS. Any term of this Warrant may be amended or waived only in writing signed by the party against which enforcement of the amendment or waiver is sought. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

                              INTERACTIVE OBJECTS, INC.

                              By: ______________________________________
                              Its:______________________________________

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                                   EXHIBIT A

                                 PURCHASE FORM

To:  INTERACTIVE OBJECTS, INC.                            Dated:________________

     (1) The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below.


                        ________________________________
                                     (Name)

                  ___________________________________________
                  ___________________________________________
                  ___________________________________________
                                   (Address)

     (3) The undersigned represents that the shares being purchased are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                         Signature:_______________________________________

                         Address:_________________________________________

                                 _________________________________________